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                                                                    EXHIBIT 23.4

CONSENT

We hereby consent to the reference to this firm and our opinion in the Registration Statement on Form S-1 filed by Troy Financial Corporation, Troy, New York (the "Company"), and all amendments thereto; in the Application for Conversion on Form 86-AC filed by The Troy Savings Bank (the "Bank"), and all amendments thereto, and in the Notice and Application for Conversion filed with the Federal Deposit Insurance Company and all amendments thereto.




/S/ WILLIAM M. MERCER, INCORPORATED
WILLIAM M. MERCER, INCORPORATED
New York, New York Dated
December 18, 1998